SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2009

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2009 the Board of Directors (the “Board”) of eDiets.com, Inc. appointed Kevin McGrath as President and Tom Hoyer as Treasurer and Secretary to serve until the Board’s regularly scheduled meeting in the Company’s first fiscal quarter in 2010. Mr. Hoyer replaced James Epstein as Secretary. Mr. Epstein remains with the Company as General Counsel.

Item 8.01	Other Information.

2009 Annual Meeting

The Company’s 2009 Annual Meeting will take place on Tuesday May 5, 2009 at 10:00 AM at the executive offices of the Company, which are located at 1000 Corporate Drive, Suite 600, Fort Lauderdale, FL 33334, subject to adjournment as provided in the By-laws of the Company, or at such other location as may be specified in the Proxy Statement for the 2009 Annual Meeting. On February 3, 2009 the Board designated February 25, 2009 as the record date (the “Record Date”) to determine the stockholders of the Company entitled to notice of and to vote at the 2009 Annual Meeting.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin McGrath
Kevin McGrath
Chief Executive Officer

Date: February 9, 2009